November 4, 2026
Sezzle Reports Third Quarter 2026 Results
•Total Transaction Volume1 (TTV) reached $1.4 billion, representing 34.9% YoY growth
•Total Revenue grew 42.6% YoY to a record $166.5 million, outpacing TTV growth by 7.7 percentage points
•Active Subscribers up 68.1% YoY to 955,000
•Net Income increased 79.3% YoY to $47.8 million, or $1.38 per Diluted Share, up 84.0%; Adjusted Net Income rose 89.9% to $47.7 million, with Adjusted Net Income per Diluted Share increasing 95.7% to $1.37
•Raised FY2026 guidance to approximately 42.5% Total Revenue growth, $190.0 million of Adjusted Net Income (48.8% YoY growth)2, and $5.45–$5.50 of Adjusted Net Income per Diluted Share
•Introduced preliminary FY2027 guidance for Adjusted Net Income2 per Diluted Share of $7.20, representing 30.9%–32.1% growth over FY2026 guidance

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Sezzle is pleased to update the market on key financial metrics for the quarter ended September 30, 2026.

“We enter the holiday season with Subscribers approaching one million and transaction frequency reaching a Company high,” stated Charlie Youakim, Sezzle Executive Chairman and CEO. “SezzleCash is showing encouraging results, bringing new Subscribers onto the platform, many of whom subsequently shop with Anywhere at checkout. We are raising FY2026 guidance for the fourth time, with Total Revenue growth now expected to reach approximately 42.5%, Adjusted Net Income of $190 million, and Adjusted Net Income per Diluted Share of $5.45–$5.50. We are also introducing preliminary FY2027 guidance of $7.20 in Adjusted Net Income per Diluted Share.”

Third Quarter 2026 Highlights
•Total Transaction Volume increased 34.9% YoY to a quarterly high of $1.4 billion, supported by continued growth in the Subscriber base and incremental volume from SezzleCash and Sezzle
1 Total Transaction Volume (TTV) is the total value of transactions processed through Sezzle, including Gross Merchandise Volume (GMV), cash advances (SezzleCash) and peer-to-peer (Sezzle Send) payments. Beginning in 3Q26, TTV replaces GMV. Prior periods have been recast to reflect the expanded scope of TTV and adjustments to purchase-volume measurement.
2 Current FY2026 and Preliminary 2027 guidance reflect impact of income tax adjustment.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Send. Average quarterly transaction3 frequency rose to a Company high of 7.8x from 6.5x in the prior comparable period.
•Total Revenue increased 42.6% YoY to a record $166.5 million, exceeding TTV growth by 7.7 percentage points. Total Revenue as a percentage of TTV expanded 60 basis points to 11.9% from 11.3% in 3Q25.
•Active Subscribers4 grew 68.1% YoY to 955,000 (rounded to the nearest thousand). SezzleCash demonstrated early traction as an added benefit of Sezzle Anywhere, contributing to Subscriber acquisition and engagement.
•Total Operating Expenses increased 25.9% YoY to $102.3 million, well below Total Revenue growth of 42.6%. Operating Expenses decreased 8.2 percentage points YoY to 61.4% of Total Revenue and 0.5 percentage points to 7.3% of TTV.
•Transaction Related Costs5 decreased 1.0 percentage point YoY to 4.2% of TTV, with all three components improving. The Provision for Credit Losses eased to 2.7% of TTV from 3.1% in 3Q25, and the Company's FY2026 target is now approximately 2.5% of TTV, compared with its prior target range of 2.5%–3.0% of TTV (previously expressed as a percentage of GMV). Transaction Expense declined to 1.3% of TTV from 1.7% in 3Q25, benefiting in part from a $3.7 million payment network incentive. Net Interest Expense declined to a Company low of 0.2% of TTV from 0.4%. In absolute terms, Transaction Related Costs were $58.8 million, 9.8% higher YoY.
•Operating Income grew 80.7% YoY to $64.3 million, nearly twice the rate of Total Revenue growth. Operating Margin improved 8.2 percentage points YoY to 38.6%, and Operating Income reached 4.6% of TTV, up from 3.4% in 3Q25.
•Total Revenue Less Transaction Related Costs5 set a new quarterly high of $107.7 million, up 70.3% YoY. As a share of Total Revenue and TTV, the metric expanded to 64.7% and 7.7%, up 10.5 and 1.6 percentage points YoY, respectively.
•Non-Transaction Related Operating Expenses5 rose 46.2% YoY to $46.2 million, representing 27.8% of Total Revenue compared with 27.1% in 3Q25. Marketing expenses moderated sequentially to $15.9 million from $19.4 million in 2Q26, while remaining above the $8.8 million reported in 3Q25. Higher Third-party Technology and Data costs also reflected continued investment in the Company's technology infrastructure to support platform growth and resilience.
3 Transactions include purchases, SezzleCash advances, and Sezzle Send payments.
4 Active Subscribers are unique consumers who had an active subscription for either Sezzle Premium or Sezzle Anywhere as of September 30, 2026.
5 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

◦Corporate Strategic Project Costs were $2.4 million in the quarter, reflecting professional services for the antitrust suit and national bank charter application.
•Net Income rose 79.3% YoY to $47.8 million, or $1.38 per Diluted Share, compared with $0.75 in 3Q25. Net Income Margin widened 5.9 percentage points YoY to 28.7%.
◦Adjusted Net Income6 nearly doubled, rising 89.9% YoY to $47.7 million and representing 28.6% of Total Revenue. Adjusted Net Income per Diluted Share came in at $1.37, versus $0.70 in 3Q25.
•Adjusted EBITDA6 climbed 77.1% YoY to $70.2 million. Adjusted EBITDA Margin expanded 8.2 percentage points YoY to 42.1% of Total Revenue.

Balance Sheet and Liquidity
•As of September 30, 2026, Sezzle had $107.9 million of cash, cash equivalents, and restricted cash, $37.7 million of which was restricted.
•The Company had $104.0 million outstanding on its $300.0 million credit facility as of quarter end.
•To support the broader launch of SezzleCash and Sezzle Send, Sezzle entered into a retention arrangement with WebBank, under which WebBank originates and holds eligible SezzleCash and Sezzle Send loans off the Company's balance sheet. Sezzle continues to service the loans.

Guidance7
The Company is raising its FY2026 guidance as follows:

	2026 Guidance
	Nov 2025	Feb 2026	May 2026	Aug 2026	Nov 2026
Total Revenue Growth	Not provided	25%–30%	30%–35%	35%	~42.5%
Adjusted Net Income[7]	Not provided	$170.0M	$180.0M	$185.0M	$190.0M
Adjusted Net Income Per Diluted Share	$4.35	$4.70	$5.10	$5.25	$5.45–$5.50

6 See appendix for a reconciliation of non-GAAP financial measures. Adjusted prior periods to include the income tax effect of non-GAAP adjustments.
7 FY2026 Non‑GAAP adjusted financial guidance reflects add-backs for estimated expenses associated with Corporate Strategic Projects and other income and expense. Previously issued Adjusted Net Income and Adjusted Net Income per Diluted Share guidance is presented as originally issued and has not been recast to reflect the income tax effects of corporate strategic project costs and other income and expense. Accordingly, prior guidance and related growth rates are not directly comparable with current guidance. Current FY2026 guidance reflects these income tax effects.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

The Company is also introducing preliminary FY2027 guidance for Adjusted Net Income Per Diluted Share8 as follows:

2027 Guidance
Adjusted Net Income Per Diluted Share	$7.20

Initiatives Update
•SezzleCash completed its first full quarter following its June launch, showing encouraging signs of Subscriber acquisition and cross-selling. More than 15% of SezzleCash-eligible new Anywhere Subscribers made their first transaction through SezzleCash, with over 60% of those Subscribers subsequently shopping with Sezzle at checkout. Sezzle Send launched in beta during 3Q26 and rolled out to all users in October, introducing peer-to-peer payments to the Sezzle platform.
•September enhancements to Sezzle Up, the Company's opt-in credit reporting program, expanded eligibility and streamlined enrollment. Average weekly enrollments approximately doubled in the 30 days following these changes compared with the preceding 30-day period.
•Subsequent to quarter end, Sezzle soft-launched Sezzle Anywhere in Canada. The offering includes Canada's only BNPL virtual card that can be used anywhere Visa is accepted, both online and in-store.
•In October 2026, Sezzle filed an application with the Office of the Comptroller of the Currency to establish Sezzle Bank, N.A., a national bank, along with an application to the Federal Deposit Insurance Corporation for federal deposit insurance.

Upcoming Investor Events
•Sezzle Management will participate in the upcoming investor events:
◦November 10, 2026: Citi’s 15th Annual FinTech Conference
◦November 11, 2026: KBW Fintech Ecosystem Conference
◦November 17, 2026: TD Cowen 2026 Financials & Fintech Conference
◦December 9, 2026: Needham Midwest Non-Deal Roadshow

8 FY2027 Non‑GAAP adjusted financial guidance reflects add-backs for estimated FY2027 expenses associated with Corporate Strategic Projects and other income and expense. Preliminary FY2027 guidance reflects the income tax effects of corporate strategic project costs and other income and expense.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Quarterly Conference Call and Presentation
The Company will host its third quarter earnings conference call on November 4, 2026, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10212561/1050d1c7acb

All participants can access the webcast using the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=fYeuLPav

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until November 11, 2026. To access the replay dial 1-855-669-9658 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 7590410.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

3Q26 GAAP Operating Results

	For the three months ended
($ in thousands)	Sep 30, 2026	Sep 30, 2025	YoY Difference
Total Revenue	$166,503	$116,796	42.6%
Operating Expenses	$102,252	$81,235	25.9%
Operating Expenses as % of Total Revenue	61.4%	69.6%	(8.2 ppt)
Operating Expenses as % of TTV	7.3%	7.8%	(0.5 ppt)
Operating Income	$64,251	$35,561	80.7%
Operating Income as % of Total Revenue	38.6%	30.4%	8.2 ppt
Operating Income as % of TTV	4.6%	3.4%	1.2 ppt
Net Income	$47,825	$26,671	79.3%
Net Income as % of Total Revenue	28.7%	22.8%	5.9 ppt
Net Income per Diluted Share	$1.38	$0.75	84.0%

3Q26 Non-GAAP Operating Results9

	For the three months ended
($ in thousands)	Sep 30, 2026	Sep 30, 2025	YoY Difference
Non-Transaction Related Operating Expenses	$46,244	$31,623	46.2%
Non-Transaction Related Operating Expenses as % of Total Revenue	27.8%	27.1%	0.7 ppt
Transaction Related Costs	$58,789	$53,535	9.8%
Transaction Related Costs as % of Total Revenue	35.3%	45.8%	(10.5 ppt)
Transaction Related Costs as % of TTV	4.2%	5.2%	(1.0 ppt)
Total Revenue Less Transaction Related Costs	$107,714	$63,261	70.3%
Total Revenue Less Transaction Related Costs as % of Total Revenue	64.7%	54.2%	10.5 ppt
Total Revenue Less Transaction Related Costs as % of TTV	7.7%	6.1%	1.6 ppt
Adjusted EBITDA	$70,177	$39,623	77.1%
Adjusted EBITDA Margin	42.1%	33.9%	8.2 ppt
Adjusted Net Income	$47,702	$25,119	89.9%
Adjusted Net Income Margin	28.6%	21.5%	7.1 ppt
Adjusted Net Income per Diluted Share	$1.37	$0.70	95.7%

9 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	September 30, 2026	September 30, 2025
Operating expenses	$102,252	$81,235
Transaction expense	(18,342)	(17,435)
Provision for credit losses	(37,666)	(32,177)
Non-transaction related operating expenses	$46,244	$31,623

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2026	September 30, 2025
Operating expenses	$102,252	$81,235
Personnel	(16,804)	(14,320)
Third-party technology and data	(6,496)	(3,705)
Marketing, advertising, and tradeshows	(15,893)	(8,775)
General and administrative	(7,051)	(4,823)
Net interest expense	2,781	3,923
Transaction related costs	$58,789	$53,535

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2026	September 30, 2025
Operating income	$64,251	$35,561
Personnel	16,804	14,320
Third-party technology and data	6,496	3,705
Marketing, advertising, and tradeshows	15,893	8,775
General and administrative	7,051	4,823
Net interest expense	(2,781)	(3,923)
Total revenue less transaction related costs	$107,714	$63,261

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	September 30, 2026	September 30, 2025
Net income	$47,825	$26,671
Depreciation and amortization	559	369
Income tax expense	13,591	4,961
Equity and incentive-based compensation	2,921	2,409
Other (income) expense, net	54	6
Corporate strategic projects	2,446	1,284
Net interest expense	2,781	3,923
Adjusted EBITDA	$70,177	$39,623

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	September 30, 2026	September 30, 2025
Net income	$47,825	$26,671
Discrete tax benefit	(1,999)	(2,520)
Corporate strategic projects	2,446	1,284
Other (income) expense, net	54	6
Income tax effect of non-GAAP adjustments(1)	(624)	(322)
Adjusted net income	47,702	25,119
Diluted weighted-average shares outstanding	34,753	35,675
Adjusted net income per diluted share	$1.37	$0.70

(1)Adjusted prior periods to include the income tax effect of non-GAAP adjustments at an effective tax rate of 24.9%.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Inquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

Pay Later, SezzleCash, and Sezzle Send loans are originated by Sezzle and third-party lenders, including WebBank.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets (unaudited)

	As of
(in thousands, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents, including amounts held by variable interest entity (“VIE”) of $19,610 and $25,921, respectively	$70,142	$64,054
Restricted cash, current, including amounts held by VIE of $4,305 and $8,245, respectively	4,348	8,413
Notes receivable	355,529	283,400
Allowance for credit losses	(39,611)	(28,505)
Notes receivable, net, including amounts held by VIE of $286,275 and $237,062, respectively	315,918	254,895
Other current assets	37,332	24,502
Total current assets	427,740	351,864
Non-Current Assets
Restricted cash, non-current	33,374	30,134
Deferred tax asset	14,466	13,615
Other assets	6,048	4,616
Total Assets	$481,628	$400,229

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$56,277	$56,374
Other payables, including amounts held by VIE of $4 and $1,476, respectively	9,858	6,908
Deferred revenue	7,664	5,431
Other current liabilities	27,701	21,053
Total current liabilities	101,500	89,766
Non-Current Liabilities
Operating lease liabilities	271	661
Line of credit, net of unamortized debt issuance costs of $1,822 and $1,268, respectively, held by VIE	102,178	139,991
Total Liabilities	203,949	230,418

Stockholders' Equity
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 35,238 and 35,130 shares issued, respectively; 33,783 and 33,798 shares outstanding, respectively	199,901	194,890
Treasury stock, at cost: 1,455 and 1,332 shares, respectively	(35,478)	(24,072)
Accumulated other comprehensive loss	(766)	(683)
Accumulated earnings (deficit)	114,022	(324)
Total Stockholders' Equity	277,679	169,811
Total Liabilities and Stockholders' Equity	$481,628	$400,229

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Total revenue	$166,503	$116,796	$451,725	$320,410

Operating Expenses
Personnel	16,804	14,320	46,196	41,049
Transaction expense	18,342	17,435	57,600	46,995
Third-party technology and data	6,496	3,705	15,818	10,507
Marketing, advertising, and tradeshows	15,893	8,775	46,535	22,893
General and administrative	7,051	4,823	15,379	11,800
Provision for credit losses	37,666	32,177	81,949	65,624
Total operating expenses	102,252	81,235	263,477	198,868

Operating Income	64,251	35,561	188,248	121,542

Other Income (Expense)
Net interest expense	(2,781)	(3,923)	(9,046)	(10,338)
Other income (expense), net	(54)	(6)	(85)	106
Income before taxes	61,416	31,632	179,117	111,310

Income tax expense	13,591	4,961	39,224	20,871

Net Income	47,825	26,671	139,893	90,439

Other Comprehensive (Loss) Income
Foreign currency translation adjustment	70	(339)	(83)	483

Total Comprehensive Income	$47,895	$26,332	$139,810	$90,922

Net income per share:
Basic	$1.42	$0.78	$4.15	$2.67
Diluted	$1.38	$0.75	$4.02	$2.55

Weighted-average shares outstanding:
Basic	33,722	34,048	33,706	33,878
Diluted	34,753	35,675	34,803	35,448

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the nine months ended September 30,
		(As restated)
(in thousands)	2026	2025
Operating Activities:
Net income	$139,893	$90,439
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	1,497	967
Provision for credit losses	81,949	65,624
Discount on notes receivable	(674)	(1,516)
Equity based compensation and restricted stock vested	6,355	5,180
Deferred income taxes	(851)	3,462
Other, net	1,421	384
Changes in operating assets and liabilities:
Other assets	(12,786)	(15,143)
Merchant accounts payable	202	(11,445)
Other payables	2,963	(1,059)
Other liabilities	5,732	1,738
Deferred revenue	2,238	608
Operating leases	(9)	35
Net Cash Provided from Operating Activities	227,930	139,274

Investing Activities:
Purchases and originations of notes receivable, net of proceeds from repayments	(142,332)	(83,656)
Purchase of property and equipment	(943)	(594)
Internally developed intangible asset additions	(2,316)	(1,509)
Net Cash Used for Investing Activities	(145,591)	(85,759)

Financing Activities:
Proceeds from line of credit	135,000	105,800
Payments to line of credit	(172,260)	(92,800)
Payments of debt issuance costs	(1,163)	(10)
Proceeds from stock option exercises	1,063	3,618
Stock subscriptions collected related to stock option exercises	—	44
Repurchase of common stock	(39,360)	(34,630)
Net Cash Used for Financing Activities	(76,720)	(17,978)

Effect of exchange rate changes on cash	(356)	809
Net increase in cash, cash equivalents, and restricted cash	5,619	35,537
Cash, cash equivalents, and restricted cash, beginning of period	102,601	98,310
Cash, cash equivalents, and restricted cash, end of period	$107,864	$134,656

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited) (continued)

	For the nine months ended September 30,
		(As restated)
(in thousands)	2026	2025
Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$—	$2,301

Supplementary disclosures:
Interest paid	$11,828	$11,248
Income taxes paid	47,282	25,324

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our management’s current expectations and projections about future events and financial trends affecting the financial condition of our business.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including the timing and nature of anticipated new products, our business strategy, future operations, financial performance or other future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Applicable risks and uncertainties include, among others: the possibility that Sezzle’s national bank charter application, or other expected applications associated with that application may not be approved timely, if at all; the uncertain nature of the impact that a national bank charter may have on Sezzle's business; impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending and consumer credit; our ability to maintain our relationship with our existing merchant base, increase our merchant network and Total Transaction Volume (“TTV”); our ability to retain and increase our consumer base and TTV; our ability to retain and increase our subscriber base and subscription revenue; our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; the loans facilitated through the Sezzle Platform involve a high degree of financial risk; our reliance on our originating bank partner to originate a substantial majority of the loans facilitated by the Sezzle Platform; our reliance on third-party data to assess creditworthiness of consumers; impact of exposure to consumer bad debts and insolvency of merchants; our ability to comply with the applicable requirements of Visa and other payment processors; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain our existing workforce and recruit additional staff; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; our ability to comply with applicable state lending licenses and other state lending laws and regulations; the impact of litigation, regulatory investigations and actions, and compliance issues on our business; our ability to achieve our public benefit purpose as a Delaware public benefit corporation; significant and sudden declines or volatility in the trading price of our common stock and market capitalization; and other factors identified in the “Risk Factors” section of our most recent Annual Report on Form 10-K (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. Investors

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

should not place undue reliance on forward-looking statements contained in this press release, including any accompanying attachments or oral forward-looking statements that we or persons acting on our behalf may issue, which, except as otherwise noted, speak only as of the date of this press release. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, any accompanying materials, or oral forward-looking statements made in connection with this press release.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provides useful information to the Company and investors are as follows:

•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense, as detailed in the reconciliation table of GAAP operating expenses to non-GAAP transaction related costs. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of transactions processed on the Sezzle Platform.

•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to transactions processed on the Sezzle Platform.

•Adjusted EBITDA is defined as GAAP net income, adjusted for certain charges including depreciation, amortization, equity and incentive–based compensation, corporate strategic project costs, and other income and expense, as well as net interest expense and income tax expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

•Adjusted net income is defined as GAAP net income, adjusted for certain items including discrete tax items, corporate strategic project costs, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. The adjustments for corporate strategic project costs and other income and expense include their related income tax effects. We believe that this financial measure is useful for period-to-period comparison of our business by

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

removing the effect of certain charges that, in management's view, do not correlate to the underlying performance of our business during a given period.

•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, do not correlate to the underlying performance of our business during a given period.

•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, do not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction related costs is not intended to be a measure of operating profit or cash flow profitability as it excludes key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

•Adjusted EBITDA and adjusted EBITDA margin exclude certain charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. They also exclude corporate strategic project costs and other income and expense, which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.

•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share exclude certain charges such as corporate strategic project costs, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.

•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.

•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.

•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.

•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402